Exhibit (a)(21)

DEUTSCHE DWS INVESTMENT TRUST

Amended and Restated Establishment and Designation of Series and

Classes of Shares of Beneficial Interest, With $0.01 Par Value

WHEREAS, the Trustees of Deutsche DWS Investment Trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), dated June 2, 2008, as amended, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series” composed of “Shares”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective September 23, 2019, amended and restated the Trust’s Prior Designations, the terms of the amended and restated designation to supersede any terms set forth in the Prior Designations; and

WHEREAS, pursuant to Article V, Section 5.11 and Article VIII, Section 8.2 of the Declaration, the Trustees, at a meeting held on July 19, 2022, authorized the termination of the Class of Shares designated as “Class T” shares of each of DWS Capital Growth Fund, DWS Core Equity Fund, DWS CROCI® Equity Dividend Fund, DWS CROCI® U.S. Fund, DWS ESG Core Equity Fund, DWS Large Cap Focus Growth Fund, DWS Small Cap Core Fund and DWS Small Cap Growth Fund, each a Series of the Trust.

NOW, THEREFORE, pursuant to Article V, Section 5.12 and Article VIII, Sections 8.2 and 8.3 of the Declaration, the Trustees of the Trust, effective September 30, 2022, hereby amend and restate the Trust’s Prior Designations, the terms of which are to supersede any terms set forth in the Prior Designations:

1.       The following Series of Shares and Classes thereof are established and designated, the Shares, with $0.01 par value, of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this amended and restated designation:

DWS Capital Growth Fund	Class A
Class C
Class R
Class R6
Class S
Institutional Class

DWS Core Equity Fund	Class A
Class C
Class R
Class R6

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Class S
Institutional Class

DWS CROCI® Equity Dividend Fund	Class A
Class C
Class R
Class R6
Class S
Institutional Class

DWS CROCI® U.S. Fund	Class A
Class C
Class R
Class R6
Class S
Institutional Class

DWS ESG Core Equity Fund	Class A
Class C
Class R
Class R6
Class S
Institutional Class

DWS Large Cap Focus Growth Fund	Class A
Class C
Class S
Institutional Class

DWS Small Cap Core Fund	Class A
Class C
Class R6
Class S
Institutional Class

DWS Small Cap Growth Fund	Class A
Class C
Class R
Class R6
Class S
Institutional Class

2.       For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended

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from time to time, or as otherwise required by applicable law. The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, (if applicable) as such prospectus or statement of additional information may be further supplemented from time to time.

3.       The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

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IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this instrument as of this 22nd day of September 2022.

/s/ John W. Ballantine	/s/ William McClayton
John W. Ballantine, Trustee	William McClayton, Trustee

/s/ Dawn-Marie Driscoll	/s/ Rebecca W. Rimel
Dawn-Marie Driscoll, Trustee	Rebecca W. Rimel, Trustee

/s/ Keith R. Fox	/s/ William N. Searcy, Jr.
Keith R. Fox, Trustee	William N. Searcy, Jr., Trustee

/s/ Richard J. Herring
Richard J. Herring, Trustee

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